UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.      )

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InVision Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

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     On June 18, 2004, InVision Technologies, Inc. (“InVision”) and GE Infrastructure, a unit of General Electric Company (“GE”), jointly issued the following press release announcing that InVision had entered into a memorandum of understanding with counsel to the plaintiffs in the lawsuits related to the proposed acquisition of InVision by GE, in connection with which InVision agreed to make the disclosures set forth in Attachment A thereto:

Contacts:	Laura Graves InVision Technologies, Inc. 510-739-2448

Press:	Stan Neve The Brunswick Group 212-333-3810

GE AND INVISION TECHNOLOGIES
ANNOUNCE MEMORANDUM OF
UNDERSTANDING TO SETTLE LAWSUITS
CONCERNING ACQUISITION

     NEWARK, CALIF. (June 18, 2004) – GE Infrastructure, a unit of General Electric Company (NYSE: GE), and InVision Technologies, Inc. (NASDAQ: INVN) today jointly announced that InVision Technologies, Inc. has entered into a memorandum of understanding with counsel to the plaintiffs in two lawsuits relating to the proposed acquisition of InVision by GE. The two actions have been consolidated under one lead case, Waltman, et al. v. InVision Technologies, Inc., et al., Lead Case No. RG04146722 in the California Superior Court for the County of Alameda.

     Under the terms of the memorandum, InVision and the plaintiffs to the above-named actions have agreed, subject to approval by the court, to enter into a settlement with respect to all claims raised by the plaintiffs to the lawsuit. If the court approves the settlement contemplated in the memorandum, the lawsuits will be dismissed. The terms of the settlement contemplated by the memorandum require that additional disclosure be made concerning the merger. This disclosure is contained in the numbered paragraphs in Attachment A to this announcement. The parties also agreed that plaintiffs may seek attorneys’ fees and costs in the amount of $450,000 that InVision will pay if the attorney’s fees and costs are granted by the court. There will be no other settlement payment by InVision, GE or any of the members of InVision’s board of directors, which were also named as defendants in the lawsuits. However, there can be no assurance that the court will approve the proposed settlement or that any ultimate settlement will be under the same terms as those contemplated by the memorandum.

     InVision and GE anticipate that the proposed acquisition of InVision by GE will be completed on or about July 15, 2004. However, the completion of the merger remains subject to customary closing conditions, including regulatory and stockholder approvals and the actual closing date may vary from the currently anticipated closing date.

     About GE Infrastructure

     GE Infrastructure (NYSE: GE) is a high-technology platform, comprised of some of GE’s fastest-growing businesses. These global businesses offer a set of infrastructure protection and productivity solutions to some of the most pressing issues that industries face: pure water, safe facilities, plant automation and sensing applications in the operating environment. Learn more at www.geinfrastructure.com.

     About InVision Technologies, Inc.

     InVision Technologies, Inc. (NASDAQ: INVN) and its subsidiaries develop, manufacture, market and support explosives detection systems based on advanced computed tomography technology, X-ray diffraction and quadrupole resonance. The company is the leading supplier of explosives detection systems to the U.S. government for civil aviation security. The company is headquartered in Newark, California. Additional information about InVision can be found at http://www.invision-tech.com.

     Cautions Regarding Forward-Looking Statements

     This notice contains forward-looking statements, including statements regarding the anticipated settlement of the litigation, the approval of such settlement and the expected closing date of the acquisition. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that the acquisition will not be completed; the risk that stockholder approval may not be obtained; the risk that legislative or regulatory developments could have the effect of delaying or preventing the acquisition; and other risks detailed under the caption “Risk Factors” in InVision’s most recent reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. InVision is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

     Additional Information About the Proposed Acquisition and Where You Can Find It

     In connection with the proposed acquisition by GE, InVision has filed a definitive proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). The definitive proxy statement has been mailed to all holders of InVision common stock as of May 15, 2004. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED ACQUISITION, INVESTORS AND STOCKHOLDERS OF INVISION ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The definitive proxy statement and other relevant materials, and any other documents filed by InVision with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders of InVision may obtain free copies of the documents filed with the SEC by contacting InVision Investor Relations at (510) 739-2511 or InVision Technologies, Inc., 7151 Gateway Boulevard, Newark, CA 94560. You may also read and copy any reports, statements and other information filed by InVision with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

ATTACHMENT A

1. At the time that our board of directors approved the merger agreement, other than Dr. Boyd who continued as a part-time employee of GE Imatron, none of our executive officers or directors had been employed by, or had been offered or entered into an employment agreement with, GE or any of its affiliates. The merger agreement does not require any such arrangement as a condition to completion of the merger.

2. It is a condition to the closing of the merger that GE shall have received resignation letters from each member of our board of directors. Each of our directors has indicated that he will tender such a resignation letter, contingent and effective upon the completion of the merger. None of the members of our board of directors will become a member of GE’s board of directors in connection with completion of the merger. At the time that our board of directors approved the merger agreement, no decisions had been made regarding the composition of InVision’s management following completion of the merger.

3. We entered into employment agreements in 2002 with Dr. Magistri and Messrs. Mattson, Mulholland, Pillor and Siegel, providing for salaries and other employment terms. In the merger agreement, GE agreed that it will assume and perform, or will cause InVision to perform, the obligations under each of these and all other InVision employment agreements. Under the terms of the employment agreements with our executive officers, the employee or we may terminate the employment relationship at any time, with or without Cause (as defined in the agreements) and with or without advance notice, subject to severance payments as described in the employment agreements. These severance arrangements are not contingent upon whether or not we undergo a change in control. The employment agreements with our executive officers have been filed as exhibits to our quarterly reports on Form 10-Q for the quarterly periods ended September 29, 2002 or March 30, 2003. These quarterly reports and their exhibits, and any other documents filed by InVision with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.

4. On Friday, March 12, 2004, we completed an agreement with the Transportation Security Administration (“TSA”) of the U.S. Department of Homeland Security for a new delivery order. As with our other agreements with the TSA, the delivery order provided that the TSA had the right to approve any press release regarding the delivery order. After receipt of the TSA’s approval on the press release, on Monday, March 15, 2004, the day that we announced that GE has agreed to acquire InVision, we announced that the TSA had ordered new CTX 9000 DSi explosives detection systems for integration into the baggage handling systems of certain airports in the United States. The delivery order for the new systems is valued at $105 million, with an additional performance incentive of $3 million payable between now and March 2005. All systems in this order are anticipated to ship prior to December 31, 2004. Also on March 15, 2004, Deutsche Bank Securities Inc. (“Deutsche Bank”) and Dresdner Kleinwort Wasserstein, LLC (“DrKW”) delivered their written opinions to our board of directors. Each opinion stated that, as of the date of the opinion, the $50.00 per share in cash to be received by the holders of InVision common stock in the merger was fair, from a financial point of view, to those holders. In connection with Deutsche Bank’s role as the principal financial advisor to InVision, and in arriving at its opinion, Deutsche Bank, among other things, reviewed certain internal analyses and other information furnished to it by us. In connection with DrKW’s role as financial advisor to InVision, and in arriving at its opinion, DrKW, among other things, reviewed certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of InVision and provided to DrKW for purposes of its analyses. A delivery order of the size of the TSA delivery order described above was factored into our internal financial forecasts that were provided by us to Deutsche Bank and DrKW for the purpose of their respective financial analyses. A delivery order of the size of the TSA delivery order was also factored into InVision’s publicly-announced anticipated revenue for 2004. Further, we advised representatives of each of Deutsche Bank and DrKW of the completion of this delivery order prior to Deutsche Bank and DrKW rendering their opinions. However, the completion of this delivery order was not separately considered by Deutsche Bank and DrKW in rendering their opinions, except to the extent that it was factored into the internal financial forecasts that we provided to them. The full text of Deutsche Bank’s and DrKW’s written opinions, each dated March 15, 2004, which set forth, among other things, the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank and DrKW, respectively, in connection with their respective opinions, are attached as Annex B and Annex C, respectively, to the proxy statement. You are urged to read the Deutsche Bank and DrKW opinions in their entirety. The summary of the Deutsche Bank and DrKW opinions set forth in the proxy statement and herein are qualified in their entirety by reference to the full text of the Deutsche Bank and DrKW opinions.

5. Deutsche Bank is an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). The aggregate net revenues received by the DB Group from GE and its affiliates over the past two years with respect to investment banking, commercial banking (including extension of credit), financial advisory, underwriting and other financial services provided by the DB Group, were not material to the aggregate net revenues of the DB Group over the same period. Over the past two years, GE has not retained DrKW as a financial advisor and has not paid DrKW any fees for financial advisory services.

Voting over the Internet or by Telephone

You may grant a proxy to vote your shares over the Internet or by telephone. The law of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

The Internet and telephone voting procedures described below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote over the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in Your Name

Stockholders of record may go to http://www.eproxyvote.com/invn to grant a proxy to vote their shares over the Internet. They will be required to provide the company number and the control number contained on their proxy cards, and the last four digits of their social security number. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-877-PRX-VOTE (1-877-779-8683) and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than from our proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares over the Internet and by telephone. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares over the Internet at ADP Investor Communication Services’ website at http://www.proxyvote.com or by telephone by calling the telephone number shown on the instruction form received from your broker or bank.

General Information for All Shares Voted over the Internet or by Telephone

Votes submitted over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 24, 2004. Submitting your proxy over the Internet or by telephone will not affect your right to vote in person should you decide to attend the Special Meeting.

Revocability of Proxies

The grant of a proxy on the proxy card enclosed with the proxy statement or over the Internet or by telephone does not preclude a stockholder from voting in person at the Special Meeting. You may revoke your proxy at any time before the shares reflected on your proxy card are voted at the Special Meeting by:

•	filing with our corporate secretary a properly executed and dated revocation of proxy;

•	submitting a properly completed, executed and dated proxy card to our corporate secretary bearing a later date;

•	submitting a subsequent vote over the Internet or by telephone; or

•	appearing at the Special Meeting and voting in person.

Your attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy. If you have instructed your broker to vote your shares, you must follow the directions received from your broker to change these instructions.

Additional Information About the Proposed Acquisition and Where You Can Find It

In connection with the proposed acquisition by GE, InVision has mailed a definitive proxy statement to all holders of InVision common stock as of the record date for the special meeting related to the proposed acquisition. The definitive proxy statement and other relevant materials, and any other documents filed by InVision with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.

If you are a stockholder of InVision and would like additional copies, without charge, of the definitive proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact us or Georgeson Shareholder Communications, Inc., our proxy solicitor, as follows:

InVision Technologies, Inc.
Investor Relations
7151 Gateway Boulevard
Newark, CA 94560
Telephone: (510) 739-2400

Georgeson Shareholder Communications, Inc.
17 State Street, 10th Floor
New York, NY 10004
Telephone: (866) 274-2301
Toll Free: (800) 334-9405